PNM Resources
Alvarado Square
Albuquerque, NM  87158
www.pnmresources.com

EXHIBIT 32.4

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO § 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Form 10-K/A (Amendment No. 1) to the Annual Report for the period ended December 31, 2010, for PNM Resources, Inc. (“Company”), as filed with the Securities and Exchange Commission on March 30, 2011 (“Report”), each of the undersigned officers of the Company, certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2011	By:	/s/ Patricia K. Collawn
Patricia K. Collawn
President and Chief Executive Officer
PNM Resources, Inc.

By:	/s/ Charles N. Eldred
Charles N. Eldred
Executive Vice President and
Chief Financial Officer
PNM Resources, Inc.